Exhibit 99.1

Liberty Media Corporation Launches Secondary Offering on Behalf of Selling Stockholders of Series C Liberty Formula One Group Common Stock

ENGLEWOOD, Colo.– (BUSINESS WIRE) – Liberty Media Corporation (“Liberty”) (Nasdaq: LSXMA, LSXMB, LSXMK, BATRA, BATRK, FWONA, FWONK) announced today the launch of an underwritten public offering on behalf of certain selling stockholders (the “Selling Stockholders”) of up to 12,500,000 shares of Liberty’s Series C Liberty Formula One Group common stock, par value $0.01 per share (“FWONK”). The Selling Stockholders acquired the shares of FWONK in January 2017 in connection with the consummation of Liberty’s acquisition of Delta Topco Limited, the parent company of Formula 1. The Selling Stockholders have granted the underwriters a 30-day option to purchase an aggregate of up to 1,875,000 shares of FWONK.

The Selling Stockholders will receive all of the net proceeds from the sale of shares of FWONK. Liberty will not receive any proceeds from the sale of shares of FWONK on behalf of the Selling Stockholders in this offering.

Goldman Sachs & Co. LLC, J.P. Morgan and Morgan Stanley are acting as book-running managers for the offering. When available, copies of the prospectus supplement for the offering may be obtained on the website of the Securities and Exchange Commission (“SEC”), www.sec.gov, or by contacting Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, Telephone: 1-866-471-2526, Email: prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, Attn: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: 1-866-803-9204, Email: prospectus-eq_fi@jpmchase.com; or Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

The shares of FWONK will be issued and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of FWONK or any other securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The offering of these securities may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the launch of a public offering of shares of FWONK and the use of proceeds therefrom.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions.  These forward-looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in

Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  Please refer to the publicly filed documents of Liberty, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, for risks and uncertainties related to Liberty’s business which may affect the statements made in this press release.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses.  Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Formula One Group.  The businesses and assets attributed to the Liberty SiriusXM Group (Nasdaq: LSXMA, LSXMB, LSXMK) include Liberty’s interest in SiriusXM. The businesses and assets attributed to the Braves Group (Nasdaq: BATRA, BATRK) include Liberty’s subsidiary Braves Holdings, LLC.  The businesses and assets attributed to the Formula One Group (Nasdaq: FWONA, FWONK) consist of all of Liberty’s businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its subsidiary Formula 1, its interest in Live Nation Entertainment and minority equity investments in Time Warner Inc. and Viacom.

Liberty Media Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation